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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC CORPORATION
(Exact name of issuer as specified in its charter)

MASSACHUSETTS
(State or other jurisdiction of Incorporation or Organization)

04-2680009
(I.R.S. Employer Identification Number)

35 Parkwood Drive
Hopkinton, Massachusetts 01748
(Address of Principal Executive Offices)

EMC Corporation 1989 Employee Stock Purchase Plan
(Full Title of the Plan)

Paul T. Dacier, Esq.
Senior Vice President and General Counsel
EMC Corporation
171 South Street
Hopkinton, Massachusetts 01748
(Name and Address of Agent for Service)

(508) 435-1000
(Telephone Number, Including Area Code for Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

EMC Corporation 1989 Employee Stock Purchase Plan
Common Stock, par value $.01 per share	10,000,000 shares	$6.225	$62,250,000	$5,727

(1)
Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the EMC Corporation 1989 Employee Stock Purchase Plan, as amended, to which this Registration Statement relates.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on June 21, 2002.

(3)
In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to the additional securities only.

PART II

        EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-29198, 33-41328, 33-71262, 333-05133 and 333-90331).

Item 8. Exhibits

Exhibit Number	Title of Exhibit
4.1	EMC Corporation 1989 Employee Stock Purchase Plan, as amended to date.
5.1	Opinion of Paul T. Dacier, Esq., Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Paul T. Dacier, Esq., Senior Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature pages to this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts on this 27th day of June, 2002.

EMC CORPORATION
By:	/s/ PAUL T. DACIER PAUL T. DACIER Senior Vice President and General Counsel

        Each person whose signature appears below constitutes and appoints Michael C. Ruettgers, William J. Teuber, Jr. and Paul T. Dacier, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 27, 2002.

Signature	Title

/s/ MICHAEL C. RUETTGERS Michael C. Ruettgers	Executive Chairman of the Board of Directors (Principal Executive Officer)
/s/ JOSEPH M. TUCCI Joseph M. Tucci	President, Chief Executive Officer and Director
/s/ WILLIAM J. TEUBER, JR. William J. Teuber, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ MARK A. LINK Mark A. Link	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ MICHAEL J. CRONIN Michael J. Cronin	Director
/s/ JOHN R. EGAN John R. Egan	Director
/s/ W. PAUL FITZGERALD W. Paul Fitzgerald	Director
/s/ WINDLE B. PRIEM Windle B. Priem	Director
/s/ ALFRED M. ZEIEN Alfred M. Zeien	Director

EXHIBIT INDEX

Exhibit Number	Title of Exhibit
4.1	EMC Corporation 1989 Employee Stock Purchase Plan, as amended to date.
5.1	Opinion of Paul T. Dacier, Esq., Senior Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Paul T. Dacier, Esq., Senior Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature pages to this Registration Statement).

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PART II
SIGNATURES
EXHIBIT INDEX